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                          FORM 8-A

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

           _______________________________________

    FOR THE REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                      POE & BROWN, INC.
   (Exact name of registrant as specified in its charter)

          Florida                                   59-0864469
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


220 S. Ridgewood Avenue, Daytona Beach, Florida            32114
(Address of principal executive offices)                (Zip Code)

      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and is  effective  pursuant to General Instruction A.(c),  check
the following box.    X
                   _______

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is  effective  pursuant to General Instruction A.(d),  check the following box.
                    _______
Securities to be registered pursuant to Section 12(b) of the Act:

     Title Of Each Class           Name Of Each Exchange On Which
     To Be So Registered           Each Class Is To Be Registered
     ___________________           _______________________________

Common Stock, $.10 Par Value       New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


                            None
                       (Title of Class)
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       INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

      The capital stock of Poe & Brown, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.10 per share. Such shares are currently registered on The Nasdaq Stock Market, and will be delisted there simultaneously with their listing on the Exchange. Holders of Common Stock are entitled to one vote per share at all meetings of shareholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Registrant.

Item 2.   Exhibits

          1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.



                         SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              POE & BROWN, INC.


                              By:  /S/ WILLIAM A. ZIMMER
                                  ________________________________
                                   William A. Zimmer
                                   Vice President, Treasurer
                                     and Chief Financial Officer


Dated:  November 17, 1997